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                                                                   EXHIBIT 10.9

                            LaROCHE Industries, INc.
                         1100 Johnson Ferry Road, N.E.
                             Atlanta, GA 30342-1708
                                 (404) 851-0300

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (herein referred to as this "Agreement") made this 30th day of June, 1997 between Johnnie Lou LaRoche, an individual resident of the State of Georgia with an address at 115 LameLoise Lane, Atlanta, Georgia 30327 (hereinafter referred to as the "Consultant"), and LAROCHE INDUSTRIES INC., a Delaware corporation with an address at 1100 Johnson Ferry Road, N.E., Atlanta, Georgia 30342 (hereinafter referred to as "LII").

                                   WITNESSETH:

     WHEREAS, LII wishes to retain the Consultant in order to avail itself of the Consultant's expertise, knowledge and experience, and the Consultant desires to be retained by LII upon the terms and subject to the conditions hereinafter stated;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and LII, intending to be legally bound, agree as follows:

     1. Retention of Services. LII agrees to retain the Consultant, and the Consultant agrees to serve LII, upon the terms and conditions hereinafter set forth.

     2.   Term; Termination.
          (a) The initial term of this Agreement shall be the twelve (12) month period commencing on July 1, 1997 and terminating on June 30, 1998. After the initial term, this Agreement shall be automatically renewed for successive additional one year terms, each commencing upon the anniversary date herof in each succeeding year, unless earlier terminated as provided below.

          (b) This Agreement may be terminated by either party upon giving thirty (30) days prior written notice to the other party at any time after May 31, 1998.

     3. Duties of Consultant. During the term of this Agreement, the Consultant agrees to render all consulting services reasonably required by LII, as requested by LII from time to time. In particular, the Consultant shall be required to devote adequate hours, estimated to be 400 hours per year of her work time, energy and skill (the "Minimum Commitment") to providing executive skills and expertise to the management of LII. In addition, the Consultant shall:

          * Lead the organization by representing the LII's Vision and Values to employees at special events and employee functions.

          * Initiate and organize special employee activities designed to improve morale and espirit de corps.

          * Provide directional advice to senior management in critical personnel or business matters.

          * Represent LII at major chemical and fertilizer industry meetings, activities and events, (e.g. CMA,TFI, EPCA, NPRA).

          * Represent LII at customer meetings along with the CEO, (e.g. ICI, London; Rhone-Poulenc, Paris) and at customer functions, (e.g. customer appreciation day, Masters Golf Tournament, Olympics, etc).

          * Provide advice and counsel to employees and managers in the organization as needed.

          * Organize and execute special projects associated with the physical layout of the corporate office and/or decoration.

          *    Advise the CEO on personnel matters and capital risk issues.




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     4.   Compensation. In consideration of the services of the Consultant performed pursuant to Section 3 hereof, LII will pay to the Consultant a consultant fee in an amount equal to four hundred thirty eight thousand six hundred twelve and and no/100 dollars ($438,612.00) during the twelve (12) month contract period. In the event that this Agreement continues on a month-to-month basis the Consultant shall be paid a consultant fee at the rate of $36,551.00 per month for the actual number of hours worked until such time as this Agreement is terminated. The consultant's fees payable to the Consultant hereunder shall be payable monthly, in substantially equal installments, on the first day of each month for services provided during the preceding month, commencing July 1,1997. This fee comprises the total compensation for the Consultant. The Consultant shall not be eligible for any employee benefit or bonus programs of LII whatsoever.


     5. Expenses. LII shall pay for the Consultant's reasonable out-of-pocket expenses related to the performance of her duties upon submission by her of bills or statements of account therefor. All such expenses shall be subject to approval by the Chairman or the Chief Executive Officer of LII.

     6.   Relationship Between Parties.

          (a) The Consultant is retained by LII only for the purposes and to the extent set forth in this Agreement, and her relation to LII shall, during the term of this Agreement, be that of an independent contractor and she shall be free to dispose of such portion of her entire time, energy and skill, to the extent she is not obligated to devote hereunder to LII, as she sees fit and to such persons, firms or corporations as she deems advisable, subject to the provisions of sub-paragraph (b) of this Section 6. The Consultant is not required hereunder to observe any regular hours of work for LII nor to attend any regular conferences with the personnel of LII. The Consultant shall not be considered under the provisions of this Agreement or otherwise as having an employee status. No deductions shall be made by LII from any fees or other amounts payable hereunder for income tax, social security or for any other purpose. Notwithstanding the foregoing, LII may, in its discretion, withhold from payment to the Consultant any amount required to be withheld and paid to any government authority.

          (b) The Consultant shall not, during the term of this Agreement and for a period of one (1) year following the termination of this Agreement in accordance with its terms, perform consulting or related services of a similar nature to those provided to LII hereunder for any person who, or entity which, is an actual or potential competitor of LII without the prior written consent of LII.

     7. Property of Corporation. The Consultant acknowledges that from time to time in the course of providing services pursuant to this Agreement she shall have the opportunity to inspect and use certain property, both tangible and intangible, of LII and the Consultant hereby agrees that said property shall remain the exclusive property of LII and she shall have no right or proprietary interest in such property, whether tangible or intangible, including without limitation LII's customer and supplier lists, contract forms, book of account, computer programs and similar property.

     8. Confidential Data. Consultant further agrees that, for the term of this Agreement and any extension thereof, and for a period of five (5) years thereafter, she will keep confidential and not directly or indirectly divulge to anyone nor use or otherwise appropriate for his own benefit, any research, manufacturing or product development information, pricing information, marketing information, sales technique of LII, or any other of the following confidential information or documents of or relating to LII: confidential records, proprietary computer software programs, client and customer lists, information about client requirements, terms of license agreements, terms of contracts with clients and customers, planning and financial information of LII (hereinafter referred to as the "Confidential Data ").

     9. Successors Bound: Assignability. Liabilities for a breach of this Agreement shall be binding upon LII and the Consultant, their respective heirs, executors, administrators or successors in interest, including without limitation, any corporation into which LII may be merged or by which it may be acquired. This Agreement is non- assignable except that LII's right, duties and obligations under this Agreement may be assigned to any of its subsidiaries and to its or any of such subsidiary's acquiror in the event LII or any such subsidiary is merged, acquired or sells substantially all of its assets.


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     10.  Governing Law. This Agreement has been made in, and shall be governed in accordance with, the laws of the State of Georgia.

     11. Duplicate Originals. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

     12. Captions. The captions contained in this Agreement are included only for convenience or reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

     13. Severability. In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be illegal, unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable law.

     14. Number and Gender. When used in this Agreement the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

     15. Entire Agreement. This Agreement constitutes the entire agreement between LII and the Consultant in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between LII and Consultant in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon LII or the Consultant unless in writing and signed by the party to be charged.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal to be effective as of the date first above written.


                                         "LII":

                                         LAROCHE INDUSTRIES INC.

                                         By:  /s/ Harold W. Ingalls
                                             -----------------------
                                             Harold W. Ingalls
                                             Vice President and Chief
                                             Financial Officer

                                         "CONSULTANT":



                                         /s/ Johnnie Lou LaRoche  (SEAL)
                                         -------------------------
                                         Johnnie Lou LaRoche